EXHIBIT 10.1

AMENDMENT NO. 6 TO CONSIGNMENT AGREEMENT

THIS AMENDMENT NO. 6 TO CONSIGNMENT AGREEMENT (this “Amendment”) is made as of September 13, 2011, by and among CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank (the “PM Lender”); CIBC WORLD MARKETS INC., an Ontario corporation and subsidiary of the PM Lender (the “Copper Lender” and together with the PM Lender, the “Metal Lenders”); MATERION CORPORATION (f/k/a Brush Engineered Materials Inc.), an Ohio corporation (“BEM”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. (f/k/a Williams Advanced Materials Inc.), a New York corporation (“WAM”); MATERION TECHNICAL MATERIALS INC. (f/k/a Technical Materials, Inc.), an Ohio corporation (“TMI”); MATERION BRUSH INC. (f/k/a Brush Wellman Inc.), an Ohio corporation (“BWI”); MATERION TECHNOLOGIES INC. (f/k/a Zentrix Technologies Inc.), an Arizona corporation (“ZTI”); MATERION BREWSTER LLC (f/k/a Williams Acquisition, LLC), a New York limited liability company d/b/a Pure Tech (“Pure Tech”); MATERION PRECISION OPTICS AND THIN FILM COATINGS CORPORATION (f/k/a Thin Film Technology, Inc.), a California corporation (“TFT”); MATERION LARGE AREA COATINGS LLC (f/k/a Techni-Met, LLC), a Delaware limited liability company (“TML”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES CORP. (f/k/a Academy Corporation), a New Mexico corporation (“AC”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES LLC (f/k/a Academy Gallup, LLC), a New Mexico limited liability company (“AG”); and such other Subsidiaries of BEM who may from time to time become parties by means of their execution and delivery with the Metal Lender of a Joinder Agreement under the Precious Metals Agreement (as defined below). BEM, WAM, TMI, BWI, ZTI, Pure Tech, TFT, TML, AC, AG and such Subsidiaries are herein sometimes referred to collectively as the “Customers” and each individually as a “Customer”.

WITNESSETH:

WHEREAS, the Metal Lenders and the Customers are parties to a certain Consignment Agreement, dated as of October 2, 2009, as amended by that certain (i) Amendment No. 1 to Consignment Agreement, dated as of March 10, 2010, (ii) Omnibus Amendment to Metal Documents, dated as of June 10, 2010, (iii) Amendment No. 3 to Consignment Agreement, dated as of September 30, 2010, (iv) Amendment No. 4 to Consignment Agreement, dated as of November 10, 2010, and (v) Amendment No. 5 to Consignment Agreement, dated as of March 7, 2011 (as amended, the “Consignment Agreement”); and

WHEREAS, the parties hereto desire to amend the Consignment Agreement as set forth herein;

NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Initially capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Consignment Agreement.

2. Amendments.

(a) The definition of “Material Indebtedness” appearing in Section 1 of the Consignment Agreement is hereby amended by deleting the text “$10,000,000” appearing therein and replacing it with “$20,000,000”.

(b) The definition of “Maturity Date” appearing in Section 1 of the Consignment Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means September 30, 2012. Any obligations of the Customers under this Agreement that are not paid when due on or before the Maturity Date shall remain subject to the provisions of this Agreement until all Obligations are paid and performed in full.

(c) The definition of “Senior Credit Agreement” appearing in Section 1 of the Consignment Agreement is hereby amended and restated in its entirety to read as follows:

“Senior Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 13, 2011, among BEM, Materion Advanced Materials Technologies and Services Netherlands B.V., the other foreign Subsidiary borrowers party thereto from time to time, certain lenders party thereto from time to time, and JPMorgan Chase, N.A., as administrative agent, as may be amended, restated or supplemented, or refinanced or otherwise replaced from time to time. If the Senior Credit Agreement is hereafter amended, refinanced or otherwise replaced (including, without limitation, with an unsecured credit facility), the parties hereto shall negotiate in good faith to make appropriate modifications to this Agreement acceptable to the parties hereto, such that the applicable representations, warranties, agreements, covenants and Events of Default herein conform to their corresponding provisions of such amended, refinanced or replaced credit facility; provided, however, that the Metal Lenders will not be required to make any such modifications to the extent they would cause the Collateral Agent or the Metal Lenders to surrender, release or otherwise compromise their security interest in the Collateral.

(d) The last paragraph of Section 1 of the Consignment Agreement is hereby amended and restated in its entirety to read as follows:

To the extent not defined in this Section l, unless the context otherwise requires, accounting and financial terms used in this Agreement shall have the meanings attributed to them by GAAP (provided that, if BEM notifies the Metal Lenders that BEM requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Metal Lenders notify BEM that they request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith), and all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code in force in the State of New York, as of the date hereof to the extent the same are used or defined therein.

(e) Section 9.12 of the Consignment Agreement is hereby amended by (i) deleting the text “fixed or capital” appearing in clause (e) thereof, and (ii) inserting the following new clauses (j) and (k) immediately after clause (i) thereof:

(j) unsecured Indebtedness of a Customer (including unsecured Subordinated Indebtedness to the extent subordinated to the Obligations on terms reasonably acceptable to the Metal Lenders) in the form of publicly issued notes, to the extent not otherwise permitted under this Section 9.12, and any Indebtedness of a Customer constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto, no Default or Event of Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of BEM that is not a Customer (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Obligations on terms not less favorable to the Metal Lenders than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement and (v) both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto, the Customers would be in compliance with Section 9.17; and

(k) other unsecured Indebtedness in an amount not in excess of $100,000,000.

(f) Section 9.14 of the Consignment Agreement is hereby amended by (i) deleting the text “fixed or capital” appearing in two places in clause (f) thereof, (ii) deleting the text “$10,000,000” appearing in clause (g) thereof and replacing such text with “$15,000,000” and (iii) deleting the text “$10,000,000” appearing in clause (n) thereof and replacing such text with “$20,000,000”.

(g) Section 10.1 of the Consignment Agreement is hereby amended by (i) inserting the following text immediately before the first comma appearing in clause (b) thereof “(including pursuant to Section 2.9)”, and (ii) deleting the text “$5,000,000” appearing in clause (k) thereof and replacing such text with “$20,000,000”.

(h) Schedule 1 to the Consignment Agreement is hereby amended and restated in its entirety to read as set forth in Annex I hereto.

3. Removal of Silver Consignments. The parties hereto agree that, from and after the date of this Amendment: (a) the Consignment of Silver will no longer be permitted under the Consignment Agreement; (b) all references to Silver in the following provisions of the Consignment are hereby deleted: Article 1 and Section 2.1, 2.2, 2.3, 2.9 and 9.22 (collectively, the “Silver Provisions”); and (c) the Silver Provisions are hereby deemed further amended mutatis mutandis to accommodate the deletion of Silver references therefrom.

4. Representations and Warranties. To induce the Metal Lenders to enter into this Amendment, each Customer hereby represents and warrants to the Metal Lenders that: (a) such Customer has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; (b) the making and performance by such Customer of this Amendment do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it; (c) this Amendment has been duly executed and delivered by such Customer and constitutes the legal, valid and binding obligation of such Customer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity; and (d) on and as of the date hereof, after giving effect to this Amendment, no Default or Event of Default exists under the Consignment Agreement.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

6. Integration of Amendment into Consignment Agreement. The Consignment Agreement, as amended hereby, together with the other Metal Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Consignment Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Consignment Agreement, as amended hereby, and no party is relying on any promise, agreement or understanding not set forth in the Consignment Agreement, as amended hereby. The Consignment Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification executed by the Customers and the Metal Lenders. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced or granted by the Consignment Agreement or in connection therewith. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

7. Expenses. The Customers covenant and agree jointly and severally to pay all reasonable out-of-pocket expenses, costs and charges incurred by the Metal Lenders (including reasonable fees and disbursement of counsel) in connection with the review and implementation of this Amendment.

8. Signatures. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

CUSTOMERS:
MATERION CORPORATION By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary	MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. By: /s/ Michael C. Hasychak — Michael C. Hasychak Vice President, Treasurer and Secretary
MATERION TECHNICAL MATERIALS INC. By: /s/ Michael C. Hasychak	MATERION BRUSH INC. By: /s/ Michael C. Hasychak

Michael C. Hasychak Vice President, Treasurer and Secretary	Michael C. Hasychak Vice President, Treasurer and Secretary
MATERION TECHNOLOGIES INC. By: /s/ Michael C. Hasychak	MATERION BREWSTER LLC By: /s/ Michael C. Hasychak

Michael C. Hasychak Chief Financial Officer and Secretary	Michael C. Hasychak Treasurer
MATERION PRECISION OPTICS AND THIN FILM COATINGS CORPORATION By: /s/ Gary W. Schiavoni Gary W. Schiavoni Secretary	MATERION LARGE AREA COATINGS LLC By: /s/ Gary W. Schiavoni — Gary W. Schiavoni Asst. Secretary and Asst. Treasurer
MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES CORP. By: /s/ Richard W. Sager	MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES LLC

Richard W. Sager	By: /s/ Richard W. Sager

President	Richard W. Sager Manager
METAL LENDERS:
CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ Ian Cays	CIBC WORLD MARKETS INC. By: /s/ Ian Cays

Name: Ian Cays	Name: Ian Cays

Title: Executive Director	Title: Executive Director

ANNEX I
AMENDED AND RESTATED SCHEDULE 1 (APPROVED LOCATIONS)

SCHEDULE 1
APPROVED LOCATIONS

Approved Domestic Locations

Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2978 Main Street Buffalo, New York 14214	Materion Technical Materials Inc. (f/k/a Technical Materials, Inc.) 5 Wellington Road Lincoln, Rhode Island 02865

Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2080 Lockport Road Wheatfield, New York 14304	Materion Large Area Coatings LLC (f/k/a Techni-Met, LLC) 300 Lamberton Road Windsor, Connecticut 06095

Materion Brewster LLC (f/k/a Williams Acquisition, LLC) 42 Mt. Ebo Road South Brewster, New York 10509	Materion Large Area Coatings LLC (f/k/a Techni-Met, LLC) 30 East Newberry Rd. Bloomfield, Connecticut 06002

Materion Precision Optics and Thin Film Coatings LLC (f/k/a Thin Film Technology, Inc.) 153 Industrial Way Buellton, CA 93427	Cerac, inc. (a Materion Advanced Materials Technologies and Services site) 404-407 N. 13th St. and 1316 W. St. Paul St. Milwaukee, Wisconsin 53233

Materion Technologies Inc. (f/k/a Zentrix Technologies Inc.) Newburyport Industrial Park 22 Graf Road Newburyport, Massachusetts 01950	Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 3500 Thomas Rd, Suite C Santa Clara, California 95054

Materion Brush Inc. (f/ka/ Brush Wellman Inc.) 14710 W. Portage River South Rd. Elmore, Ohio 43416-9502	Materion Brush Inc. (f/ka/ Brush Wellman Inc.) 27555 College Park Drive Warren, Michigan 48088

Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 6905 Washington Avenue NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5531 Midway Park Place NE Albuquerque, New Mexico 87109

Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5520 Midway Park Place NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5941 Midway Park Place NE Albuquerque, New Mexico 87109

Materion Advanced Materials Technologies and Services LLC (f/k/a Academy Gallup, LLC) 1257 North Highway 491 Gallup, New Mexico 87301

Approved Foreign Locations

Materion Advanced Materials	Materion Czech S.R.O. (f/k/a OMC
Technologies and Services Far East	Scientific, Czech S.R.O)
Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 110 Paya Lebar Road #02-01	Prumyslova ul.
Singapore Warehouse	440 01 Louny
Singapore 409009	Czech Republic

Materion Advanced Materials	Seagate
Technologies and Services Far East Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 10 Arumugan Rd.	1 Disc Drive
Lion Industrial Bldg.	Springtown Industrial Estate
Singapore Warehouse	Londonderry, Northern Ireland
Singapore 4099957	BT48 OBF United Kingdom

Materion Advanced Materials	Materion Advanced Materials
Technologies and Services Taiwan	Technologies and Services Suzhou Ltd.
Co. Ltd. (f/k/a Williams Advanced	(f/k/a Williams Advanced Materials
Materials Technology Taiwan Co.,	(Suzhou) Ltd.)
Ltd.) No. 19 Zhongxing 1st St.	No. 28, Su Tong Road
Luzhu Shiang, Taoyuan County	Suzhou Industrial Park
Taiwan, ROC	China 215021

Materion Ireland Holdings Limited	Materion Advanced Materials
(f/k/a OMC Scientific Holdings	Technologies and Services Inc. (f/k/a
Limited)	Williams Advanced Materials Inc.) –
Ballysimon Road	Philippines
Limerick, Ireland	Bldg. 8365 Argionaut Highway
Cubi Pt.
Subic Bay Freeport Zone
Philippines 2222

Approved Refiners / Fabricators

Coining of America	Johnson Matthey Limited
280 Midland Avenue	130 Glidden Road
Saddle Brook, New Jersey 07663	Brampton, Ontario, Canada L6W 3M8

Sigmund Cohn Corp.	Johnson Matthey
121 South Columbus Avenue	Orchard Road
Mount Vernon, New York 10553	Royston, Hertfordshire, England SG8 5HE

Sofield Mfg.	Johnson Matthey
2 Main Street	2001 Nolte Drive
Ridgefield Park, New Jersey 07660	West Deptford, New Jersey 08066

NuTec Metal Joining Products	Rohm & Haas Electric Materials LLC
12999 Plaza Drive	272 Buffalo Avenue
Cleveland, Ohio 44193	Freeport, New York 11520

BASF Catalysts, LLC	Sabin Metal Corp.
554 Engelhard Drive	300 Pantigo Place
Seneca, South Carolina 29679	East Hampton, New York 11937

Heraeus Metal Processing, Inc.	Seagate Technology
13429 Alondra Blvd.	7801 Computer Ave.
Santa Fe Springs, California 90670	Bloomington, MN 55435

Marian, Inc.	Marian, Inc.
1011 East Saint Clair Street	2787 South Freeman Road
Indianapolis, Indiana 46202	Monticello, Indiana 47960

Approved Subconsignees and Approved Subconsignee Locations

Honeywell	International Rectifier	830 Arapaho Road	a Hexfet America Facility	Richardson, Texas 75081	41915 Business Park Drive Temecula, California 92590

Triquint Semiconductor	International Rectifier	500 W. Renner Road	Cardiff Road	Richardson, Texas 75083-3938	Newport South Wales, England NP10 8YJ

Triquint Semiconductor	Hewlett Packard	2300 N.E. Brookwood Pkwy.	1055 NE Circle Blvd.	Hillsboro, Oregon 97124	Chemical Storage Building Corvallis, OR 97330

Triquint Semiconductor	PPG Industries	1818 Highway 441, S	400 Park Drive, Works #6	Apopka, Florida 32703	Carlisle, Pennsylvania 17013

PPG Industries	PPG Industries	7400 Central Freeway	4004 Fairview Industrial Drive SE, Works #12	Wichita Falls, Texas 76306	Salem, Oregon 97302